SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 30, 2004

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURES

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On September 30, 2004, Triple-S, Inc. (“TSI”), a wholly owned subsidiary of Triple-S Management Corporation (the “Company”), which is principally engaged in the business of providing health insurance, closed the issuance of the sale of $50,000,000 of its 6.30% Senior Unsecured Notes due September 2019 (the “Notes”).

     The Notes were privately placed to various institutional investors (the “Purchasers”) under a Note Purchase Agreement dated September 30, 2004 among TSI, the Company and the Purchasers. Pursuant to the Note Purchase Agreement, TSI will pay interest on the unpaid balance of the Notes at the rate of six and three tenths percent (6.30%) per annum from the date of issuance of the Notes, payable semiannually commencing on March 15, 2005, until such principal shall have become due and payable. In the event that the rating of the Notes falls below certain levels specified in the Note Purchase Agreement (a “Ratings Event”), the interest on the unpaid balance thereof shall become payable at the rate of seven percent (7.00%) per annum from the date of such event. To the extent permitted by law, TSI shall pay interest on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, at a rate per annum equal to the greater of (i) 8.30% or (ii) 2% over the rate of interest publicly announced from time to time by Citibank, N.A., in New York City as its “base” or “prime” rate for U.S. dollar commercial loans.

     TSI may, at its option, upon notice, as specified in the Note Purchase Agreement, redeem and prepay prior to maturity, all or any part of the Notes on September 15 or March 15 of each year; provided, however, that, except as specified in the Note Purchase Agreement, the Company may not redeem all or any part of the Notes prior to September 15, 2007. On and after September 15, 2007, the Notes can be redeemable at a premium, from September 15, 2007 to September 15, 2009, and at par thereafter, as specified in the Note Purchase Agreement, together with accrued and unpaid interest, if any, to the date of redemption specified by TSI.

     TSI shall also have the right to redeem the Notes, at its option, in whole but not in part, at any time, within 90 days following the occurrence of a Ratings Event or, at any time after the occurrence of a taxable event, as provided in the Note Purchase Agreement, subject to the notice provisions set forth therein. In the case of redemption pursuant to a Ratings Event, the Company may redeem without payment of a premium. In the case of redemption pursuant to a Taxable Event, the Company may redeem, at any time, subject to the payment of a premium pursuant to the Note Purchase Agreement.

     The Notes shall automatically become immediately due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of TSI or the Company. In addition, any holder of the Notes may, at its discretion, by notice given to TSI, declare all the Notes held by such holder to be immediately due and payable upon occurrence of any other event of default specified in the Note Purchase Agreement. Finally, events of termination include failure to make the required payments under the Note Purchase Agreement, failure to comply with certain business or negative covenants, certain breaches of representations and warranties, as well as defaults by the Company of its obligations under the Guaranty. The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Company as guarantor, pursuant to a guaranty agreement executed by the Company on September 30, 2004, under the terms of the Note Purchase Agreement (the “Guaranty”). In case of the failure of TSI to pay punctually any such principal, premium or interest on the Notes, or other such amounts, the Company is bound to cause any such payment to be made punctually when and as the same shall become due and

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payable, whether on the stated maturity date, by acceleration, redemption or repayment or otherwise, and as if such payment were made by TSI. The Company shall be subrogated to all rights of any holder of a Note against TSI in respect to any amounts paid to a holder by the Company pursuant to the provisions of the Guaranty. The Guaranty is an unsecured senior obligation of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
By:	/s/ Ramón Ruiz-Comas
Ramón Ruiz Comas
President & CEO

Date: October 6, 2004

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